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                                   EXHIBIT 5

    OPINION OF SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
             REGARGING THE LEGALITY OF SECURITIES BEING REGISTERED



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                                  May 7, 1996









                                                                  (919) 821-6668



Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, North Carolina  27703-8411

Ladies and Gentlemen:

     As counsel for Quintiles Transnational Corp. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 230,000 shares of its common stock, $0.01 par value (the "Common Stock"), pursuant to the Quintiles Lewin Nonqualified Stock Option Plan (the "Plan"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

     We have examined the Restated Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plan. Based on such examination and such certificate it is our opinion that the 230,000 shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Restated Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant


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Quintiles Transnational Corp.
May 7, 1996
Page 2



to the Plan as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

                                        Sincerely yours,

                                        SMITH, ANDERSON, BLOUNT, DORSETT,
                                             MITCHELL & JERNIGAN, L.L.P.


                                        By:  /s/ Gerald F. Roach
                                             -------------------
                                             Gerald F. Roach

GFR/klb